*040105*

**BARBARA K. CEGAVSKE**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | 20160226697-41 |
| Barbara K. Cegavske Secretary of State State of Nevada | Filing Date and Time: 05/19/2016 12:51 PM |
| | Entity Number: E0228592016-5 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** TEMIR CORP.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) ***OR*** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

| Number of shares *with par value:* | Par value per share: $ | Number of shares *without par value:* |
|---|---|---|
| 75000000 | 0.001 | 0 |

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) STANISLAV PAK
Name

| Street Address | City | State | Zip Code |
|---|---|---|---|
| 54 FRUKTOVAYA ST. | BISHKEK, KGZ | KG | 720027 |

2)
Name

| Street Address | City | State | Zip Code |
|---|---|---|---|
| | | | |

**5. Purpose:** (optional; required only if Benefit Corporation status selected)
*The purpose of the corporation shall be:*
ANY LEGAL PURPOSE

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

INCORP SERVICES, INC.
Name

X INCORP SERVICES, INC.
**Incorporator Signature**

| Address | City | State | Zip Code |
|---|---|---|---|
| 3773 HOWARD HUGHES PKWY STE 500S | LAS VEGAS | NV | 89169-6014 |

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X INCORP SERVICES, INC.
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

5/19/2016
Date

*This form must be accompanied by appropriate fees.*